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                                                                    EXHIBIT 99.3

    INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER PARTICIPANT
                             FROM BENEFICIAL OWNER

                                WITH RESPECT TO
                          4 1/8% SENIOR NOTES DUE 2015
                               (THE "OLD NOTES")
                                       OF

                              BOTTLING GROUP, LLC

TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:

     The undersigned hereby acknowledges receipt of the Prospectus dated
  , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") of Bottling Group, LLC, a Delaware limited liability company (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange the Company's 4 1/8% Series B Senior Notes due 2015 (the "New Notes") for its outstanding Old Notes pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] TO TENDER the Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $                    of the 4 1/8% Senior Notes due 2015.

[ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes to be received by the undersigned in exchange for the Old Notes are being acquired in the ordinary course of business, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes, (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and (v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

Name of beneficial owner(s): ----------
Signature(s): --------------------------
Name(s) (please print): -----------------
Address: -------------------------------

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Telephone Number: (   ) ----------------

Taxpayer Identification or Social Security Number:
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Date: -------------------------------------